DATE:             SEPTEMBER 27, 2000


TO:               NORTHBROOK LIFE INSURANCE COMPANY
                  NORTHBROOK, ILLINOIS  60062


FROM:             MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL


RE:               FORM N-4  REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933 AND
                  THE INVESTMENT COMPANY ACT OF 1940
                  FILES NOS. 333-35412 and 811-06116


     With reference to the above mentioned Registration Statement on Form N-4 ("Registration Statement") filed by Northbrook Life Insurance Company ("the Company"), as depositor, and Northbrook Variable Annuity Account II, as registrant, with the Securities and Exchange Commission covering the Enhanced Earnings Death Benefit Rider, Form NLU940, contained therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of September 27, 2000:

1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

2. The Securities registered by the Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectuses constituting a part of the Registration Statement.


Sincerely,


/s/ MICHAEL J. VELOTTA
-----------------------
Michael J. Velotta
Vice President, Secretary and
General Counsel